CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

SECOND LEASE AMENDMENT AGREEMENT

This SECOND LEASE AMENDMENT AGREEMENT (this “Agreement”) is entered into as of June 10, 2016, by and between Peninsula Innovation Partners, LLC, a Delaware limited liability company (“Landlord”) and Pacific Biosciences of California, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.        WHEREAS, Landlord and Tenant are parties to the following leases (each, a “Lease”, and collectively, the “Leases”):

(i)         Lease dated as of February 8, 2010 and modified by that certain Commencement Date Certificate dated by Landlord as of September 8, 2010 and by Tenant as of August 24, 2010, as amended by that certain First Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, as further amended by that certain Third Amendment to Lease dated as of March 30, 2015,  and as further amended by that certain Lease Amendment Agreement (the “Lease Amendment Agreement”) dated as of July 23, 2015 (the “1380 Willow Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1380 Willow Premises”) consisting of approximately 33,792 square feet located at 1380 Willow Road, Menlo Park, California for a term that currently expires on September 30, 2017;

(ii)        Lease dated as of December 10, 2009 and modified by that certain Commencement Date Certificate dated as of by Tenant as August 24, 2010 and by Landlord as of September 8, 2010, as amended by that certain Second Amendment to Industrial Lease [sic] dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015, as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015, and as further amended by the Lease Amendment Agreement (as amended, the “940 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “940 Hamilton Premises”) consisting of approximately 29,371 square feet located at 940 Hamilton Avenue (formerly known as 1394 Willow Road), Menlo Park, California for a term that currently expires on September 30, 2017;

(iii)       Lease dated as of September 24, 2009, as amended by that certain First Amendment to Lease Agreement dated as of May 19, 2010, as further amended by that certain Second Amendment to Industrial Lease dated as of August

13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015, and as further amended by the Lease Amendment Agreement (the “960 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “960 Hamilton Premises”) consisting of approximately 22,267 square feet located at 960 Hamilton Avenue (formerly known as 1392 Willow Road), Menlo Park, California for a term that currently expires on September 30, 2017;

(iv)        Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 14, 2011 and by Landlord as of March 16, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, and as further amended by the Lease Amendment Agreement (the “1003-1005 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1003-1005 Hamilton Premises”) consisting of approximately 54,586 square feet located at 1003-1005 Hamilton Avenue, Menlo Park, California for a term that currently expires on September 30, 2017;

(v)         Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 4, 2011 and by Landlord as of March 16, 2011, as further amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, and as further amended by the Lease Amendment Agreement (the “1010 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1010 Hamilton Premises”) consisting of approximately 21,240 square feet located at 1010 Hamilton Avenue, Menlo Park, California for a term that currently expires on September 30, 2017; and

(vi)        Lease dated as of May 27, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, and as further amended by the Lease Amendment Agreement (as amended, the “1180 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1180 Hamilton Premises”, and collectively with the 1350 Willow Premises, the 1380 Willow Premises, the 940 Hamilton Premises, the 960 Hamilton Premises, the 1003-1005 Hamilton Premises, the 1010 Hamilton Premises, the “Premises”) approximately 11,160 square feet located at 1180 Hamilton Court, Menlo Park, California for a term that currently expires on December 31, 2016.

B.        WHEREAS, in connection with the termination of the Leases, Landlord and Tenant desire to set forth their agreement with respect to certain issues related to Tenant’s transition out of the Premises, and to modify the Leases on the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.        Generator.

a.        Landlord has agreed to sell to Tenant the [***]  generator located at the 1010 Hamilton Premises (the “Generator”) for a price of One Hundred Dollars and No/100 ($100.00) (the “Generator Fee”). Such sale shall be effectuated by Tenant’s delivery to Landlord of notice that it is ready to begin removing the Generator along with the Generator Fee. Promptly following Landlord’s receipt of such notice from Tenant, Landlord shall deliver to Tenant of the Bill of Sale attached hereto as Exhibit A. The parties acknowledge and agree that the Generator is not a fixture and must be fully removed by Tenant not later than September 30, 2017.  Tenant shall be solely responsible for all restoration costs including the costs of disassembly of the Generator and all associated above ground or underground storage tanks and the removal of the Generator from the Industrial Center.  All such disassembly and removal shall be in compliance with all applicable governmental laws, ordinances and regulations related to the Generator, including but not limited to any Bay Area Air Quality Management District permits and other permits. Prior to the commencement of any work on the Generator or associated above ground or underground storage tanks Tenant shall provide Landlord with a detailed work plan, to be approved in Landlord’s reasonable discretion prior to the commencement of any work.  Notwithstanding the foregoing, at Landlord’s request made within three (3) business days after receipt of Tenant’s notice under this paragraph, Landlord may designate the [***] generator located at the 940 Hamilton Premises as the “Generator” to be sold and transferred to Tenant hereunder.

b.        Except to the extent caused by the gross active or gross passive negligence or willful misconduct of Landlord or any Landlord Entity, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and reasonable attorneys’ fees) incurred in connection with the disassembly and removal of the Generator.

2.        1380 Willow Rd Datacenter.

a.        The Term for the 1380 Willow Premises is hereby amended to expire on December 31, 2016. Not later than December 31, 2016, the 1380 Willow Premises (other than the 1380 Datacenter) shall be surrendered in accordance with the terms of the 1380 Willow Lease (including the Lease Amendment Agreement). However, Tenant shall have a license (subject to Section 2(b) below) to continue to use and access that portion of the 1380 Willow Premises identified on Exhibit B, attached hereto (the “1380 Datacenter”), and to place its personal property in the 1380 Datacenter and continue to operate the 1380 Datacenter, until the earliest to occur of: (i) June 30, 2017, (ii) the date that all of the Leases are terminated due to Tenant’s default or (iii)

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the date that Tenant informs Landlord it no longer requires access to the 1380 Datacenter (the “1380 Datacenter Expiration Date”).

b.        Notwithstanding anything in the 1380 Willow Lease or this Agreement to the contrary beginning on January 1, 2017 Tenant shall only have the right to enter the 1380 Datacenter upon one (1) business day’s prior written notice to Landlord, provided that Tenant shall have the right to enter the 1380 Datacenter in the event of an emergency upon four (4) hours’ prior written notice. Notices to Landlord with respect to entry into the 1380 Datacenter shall be made to the following email address: [***]. Any entry by Tenant into the 1380 Willow Premises for purposes of entering the 1380 Datacenter will be subject to all of Landlord’s safety and security procedures, including the requirement that Tenant be escorted by Landlord at all times (and Landlord agrees to make personnel available for such escort at the time of Tenant’s access).  Landlord shall have the right to enter the 1380 Datacenter at any time for purposes of repair, maintenance, inspection and operation of the building upon one (1) business day’s prior written notice to Tenant, provided that Landlord shall have the right to enter the 1380 Datacenter without notice in the event of an emergency. Notices to Tenant with respect to entry into the 1380 Datacenter shall be made to the following email address: [***]. Any entry by Landlord into the 1380 Datacenter, except in the event of emergency, will be subject to all of Tenant’s reasonable safety and security procedures including the requirement that Landlord be escorted by Tenant at all times (and Tenant agrees to make personnel available for such escort at the time of Landlord’s access). Tenant shall make no alterations, modifications or perform any construction in the 1380 Datacenter. If Landlord enters the 1380 Datacenter without notice or escort in the event of an emergency, Landlord shall provide notice of such entry to Tenant promptly thereafter and Landlord shall hold Tenant harmless and indemnify Tenant for any physical damages to the 1380 Datacenter caused by the negligence or willful misconduct of Landlord in the course of such entry.

c.        Except to the extent caused by the gross active or gross passive negligence or willful misconduct of Landlord or any Landlord Entity, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and reasonable attorneys’ fees) incurred in connection with the operation of the 1380 Datacenter.

3.        1003-1005 Hamilton Premises Surrender.   The Term for the 1003-1005 Hamilton Lease is hereby amended to expire on March 31, 2017. Not later than March 31, 2017, the 1003-1005 Hamilton Premises shall be surrendered in accordance with the terms of the 1003-1005 Hamilton Lease (including the Lease Amendment Agreement).

4.        Storage Space.

a.        Landlord shall provide Tenant with a license to use space (“Storage Space”) for the storage of Tenant’s furniture and equipment for a time period (the “Storage Space Period”) beginning upon the date of surrender of the 1380 Willow Premises (other than the 1380 Datacenter)

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and ending upon the earliest to occur of (i) September 30, 2017, (ii) the date that Tenant informs Landlord it no longer requires the Storage Space and (iii) the date that all of the Leases are terminated due to Tenant’s default. The initial Storage Space shall be the 1180 Hamilton Premises. Within a reasonable period prior to Tenant’s surrender of the 1003-1005 Hamilton Premises, additional storage space (the “Additional Storage Space”) to be designated by Landlord shall be added to the Storage Space for the storage of Tenant’s furniture and equipment located in the 1003-1005 Hamilton Premises. The Additional Storage Space shall consist of at least 11,000 square feet of warehouse space and may be at a location other than the Industrial Center (so long as it is within a five (5) mile radius of the Industrial Center) and shall be available through the end of the Storage Space Period. Landlord may designate alternative Storage Space within a five (5) mile radius of the Industrial Center (the “Relocated Storage Space”) that is not smaller than the Storage Space from time to time upon sixty (60) days’ notice to Tenant. Landlord shall reimburse Tenant for all of the actual out-of-pocket costs reasonably incurred by Tenant to move its furniture and equipment (i) from the 1380 Willow Premises and the 1003-1005 Hamilton Premises to the Storage Space and (ii) from the Storage Space to any Relocated Storage Space; provided that all such costs must be approved by Landlord in writing prior to the commencement of any moving work.

b.        Except to the extent caused by the gross active or gross passive negligence or willful misconduct of Landlord or any Landlord Entity, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and reasonable attorneys’ fees) incurred in connection with the use of the Storage Space (and Additional Storage Space, if applicable) and movement of Tenant’s furniture and equipment.

5.        Final Payment.  Notwithstanding the requirements of section 4(d) of the Lease Amendment Agreement to the contrary, Tenant shall have the right to earn a portion of the Final Payment at the time of surrender of the 1380 Willow Premises and the 1003-1005 Hamilton Premises, as follows:

a.        Landlord shall pay Tenant Nine Hundred Eighty Thousand and No/100 Dollars ($980,000.00) (the “1380 Willow Early Payment”) within twenty  (20) days following the date Tenant surrenders the entirety of the 1380 Willow Premises (other than the 1380 Datacenter) in compliance with section 5 of the Lease Amendment Agreement; provided however, that the following conditions shall be express conditions precedent to Landlord’s obligation to make the 1380 Willow Early Payment: (i) Tenant shall have surrendered the entirety of the 1380 Willow Premises (other than the 1380 Datacenter) in compliance with section 5 of the Lease Amendment Agreement on or before June 30, 2017,  and (ii) Tenant shall not be in Default under any Lease as of the date Tenant surrenders the entirety of the 1380 Willow Premises (other than the 1380 Datacenter) (collectively, the “1380 Willow Early Payment Conditions”). Notwithstanding the foregoing, if Tenant provides Landlord with written notice of its intent to surrender the 1380 Willow Premises and specifying a surrender date that is not less than thirty  (30) days from the date of such notice, then Landlord shall make the 1380 Willow Early Payment not later than ten (10) days following the surrender date specified in such notice if Tenant satisfies the 1380 Willow Early Payment Conditions on or prior to such surrender date. Notwithstanding anything to the contrary herein, if the 1380 Willow Early Payment Conditions are not satisfied, Landlord shall give Tenant written notice (the “1380 Willow Early Payment Failure Notice”) identifying the reason(s) the

1380 Willow Early Payment Conditions were not satisfied.  Tenant shall have a period of twenty-five (25) days following receipt of the 1380 Willow Early Payment Failure Notice to cause the 1380 Willow Early Payment Conditions to be satisfied, and if Tenant causes the 1380 Willow Early Payment Conditions to be satisfied within such twenty-five (25) day period then Landlord shall be obligated to pay Tenant the 1380 Willow Early Payment within ten (10) days following the satisfaction of such conditions.  Notwithstanding the foregoing, if Tenant fails to satisfy the 1380 Willow Early Payment Conditions, Tenant may be entitled to receive the applicable portion of the Final Payment amount upon satisfaction of the Final Payment Conditions upon the terms of the Lease Amendment Agreement.

b.        Landlord shall pay Tenant One Million Five Hundred Eighty-Three Thousand and No/100 ($1,583,000.00) (the “1003-1005 Hamilton Early Payment”) within twenty  (20) days following the date Tenant surrenders the entirety of the 1003-1005 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement; provided however, that the following conditions shall be express conditions precedent to Landlord’s obligation to make the 1003-1005 Hamilton Early Payment: (i) Tenant shall have surrendered the entirety of the 1003-1005 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement on or before March 31, 2017 and (ii) Tenant shall not be in Default under any Lease as of the date Tenant surrenders the 1003-1005 Hamilton Premises (collectively, the “1003-1005 Hamilton Early Payment Conditions”). Notwithstanding the foregoing, if Tenant provides Landlord with written notice of its intent to surrender the 1003-1005 Hamilton Premises and specifying a surrender date that is not less than thirty (30) days from the date of such notice, then Landlord shall make the 1003-1005 Hamilton Early Payment not later than ten (10) days following the surrender date specified in such notice if Tenant satisfies the 1003-1005 Hamilton Early Payment Conditions on or prior to such surrender date.  Notwithstanding anything to the contrary herein, if the 1003-1005 Hamilton Early Payment Conditions are not satisfied, Landlord shall give Tenant written notice (the “1003-1005 Hamilton Early Payment Failure Notice”) identifying the reason(s) the 1003-1005 Hamilton Early Payment Conditions were not satisfied.  Tenant shall have a period of twenty-five (25) days following receipt of the 1003-1005 Hamilton Early Payment Failure Notice to cause the 1003-1005 Hamilton Early Payment Conditions to be satisfied, and if Tenant causes the 1003-1005 Hamilton Early Payment Conditions to be satisfied within such twenty-five (25) day period then Landlord shall be obligated to pay Tenant the 1003-1005 Hamilton Early Payment within ten (10) days following the satisfaction of such conditions. Notwithstanding the foregoing, if Tenant fails to satisfy the 1003-1005 Hamilton Early Payment Conditions, Tenant may be entitled to receive the applicable portion of the Final Payment amount upon satisfaction of the Final Payment Conditions upon the terms of the Lease Amendment Agreement.

For avoidance of confusion, if the 1380 Willow Early Payment and/or the 1003-1005 Hamilton Early Payment become payable as set forth above, such amounts shall be payable out of the total Final Payment amount and the Final Payment amount shall not be increased. In no event shall the sum of the 1380 Willow Early Payment, the 1003-1005 Hamilton Early Payment and the Final Payment be greater than Five Million and No/100 Dollars ($5,000,000.00).

6.        Miscellaneous.

a.        Except as otherwise expressly provided herein, all defined terms used in this Agreement shall have the same respective meanings as are provided for such defined terms in the Leases.

b.        Insofar as the specific terms and provisions of this Agreement purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Leases, the terms and provisions of this Agreement shall govern and control; in all other respects, the terms, provisions and exhibits of the Leases shall remain unmodified and in full force and effect.

c.        Landlord and Tenant hereby agree that (i) this Agreement is incorporated into and made a part of each Lease, (ii) any and all references to the Leases hereinafter shall include this Agreement, and (iii) the Leases and all terms, conditions and provisions of the Leases are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

d.        If either Landlord or Tenant brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought.

 e.        Time is of the essence with respect to each and every time period described in this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

TENANT:		LANDLORD:

PACIFIC BIOSCIENCES OF		PENINSULA INNOVATION
CALIFORNIA, INC.		PARTNERS, LLC,
a Delaware corporation		a Delaware limited liability company

By:	\s\ Ben Gong	By:	\s\ Fergus Oshea
Name:	Ben Gong	Name:	Fergus Oshea
Title:	VP Finance	Title:	Director

Exhibit A

Bill of Sale for Generator

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Peninsula Innovation Partners, LLC, a Delaware limited liability company (“Landlord”) does hereby sell, convey, transfer and deliver to Pacific Biosciences of California, Inc., a Delaware corporation (“Tenant”),  free and clear of liens but otherwise without any warranty of any kind, any and all of Landlord’s rights, title and interests in and to the generator and associated equipment described on Schedule 1 attached hereto (the "Generator Equipment").

From and after the date of this Bill of Sale, it is intended by the parties that Tenant and its successors and assigns shall have the right to use, have, hold and own the Generator Equipment forever.  This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

Tenant hereby acknowledges, covenants, represents and warrants that Landlord has made absolutely no warranties or representations of any kind or nature regarding title to the Generator Equipment or the condition of the Generator Equipment, except that the Generator Equipment has been transferred free and clear of liens.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Bill of Sale has been executed as of this ___ day of __________, 201__.

TENANT:	LANDLORD:

PACIFIC BIOSCIENCES OF	PENINSULA INNOVATION
CALIFORNIA, INC.	PARTNERS, LLC,
a Delaware corporation	a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

Schedule 1

Generator Equipment

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(See attached photos)

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

1380 Datacenter

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.